UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Some of the statements in this report constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the reorganization of the Company’s business and finances to resolve its liquidity and operational results, expectations to emerge from Chapter 11 proceedings, the sufficiency of liquidity to be provided by the Company’s restructuring plan, anticipated authorizations being requested of the Bankruptcy Court and expectations as to the ability to make post-petition payments.  Words such as “will”, “expects”, “believes” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not historical, but are based on current expectations, estimates and projections concerning future developments and their potential effects upon the Company and its subsidiaries.  These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and actual results may differ materially from those projected.  Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation:  (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings; (iii) the ability of the Company and its Subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; (iv) the effects of the Company’s Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the proceedings in general; (vi) the length of time the Company will operate under the Chapter 11 proceedings; (vii) risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; (viii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan; (x) management of cash resources; (xi) restrictions imposed by, and as a result of, the Company’s substantial leverage; (xii) increased consulting and legal costs related to the bankruptcy case; (xiii) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees; (xiv) the assumptions upon which the Company’s projected financial information was based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond the Company’s control; (xv) the impact of current economic conditions on the Company’s ability to implement its restructuring plan; and (xvi) the impact of other risks described under “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended October 31, 2008  and subsequent filings with the Securities and Exchange Commission.  The Company does not intend, and is under no obligation, to update any particular forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 27, 2009, WestLB AG, New York Branch (“WestLB”), as administrative agent for the Lenders under the $41.0 million senior secured construction, term and working capital credit facility (the “Credit Facility”) among Nova Biofuels Seneca, LLC (“Nova Biofuels Seneca”), a subsidiary of Nova Biosource Fuels, Inc. (the “Company”), the Lenders party thereto, WestLB, as administrative agent for the Lenders, WestLB, as Issuing Bank with respect to the Letters of Credit, WestLB, as collateral agent for the Senior Secured Parties, WestLB, as lead arranger and sole bookrunner, and Sterling Bank, a Texas banking corporation, as accounts bank, agreed to waive (the “Waiver”), with the intent that the Waiver be effective March 26, 2009, certain covenant defaults under the Credit Facility and the requirement of Nova Biofuels Seneca to make its scheduled principal and interest payments previously due on March 27, 2009 until March 31, 2009 while the parties continued to evaluate the Credit Facility and the project’s financial condition and working capital requirements.

In addition, effective March 27, 2009, Nova Biofuels Seneca and the parties to the Credit Facility entered into the ninth amendment (the “Amendment”) to the Credit Facility.  In the Amendment, the parties to the Credit Facility consented to an amendment and restatement of  the Nova Biofuels Seneca limited liability agreement (the “LLC Agreement”), amended certain requirements as to required provisions of the LLC Agreement, and agreed that, in the event of any bankruptcy proceeding, any consent given by the Lenders under the Credit Facility to any action, proposed motion or relief sought by Nova Biofuels Seneca and/or its affiliates would constitute the Lenders’ consent to such action, motion or relief under the LLC Agreement.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On March 30, 2008, the Company and certain of its subsidiaries (the “Subsidiaries”) filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Subsidiaries are Nova Holding Clinton County, LLC, Nova Biofuels Clinton County, LLC, Nova Holding Seneca, LLC, Nova Biofuels Seneca, Nova Holding Trade Group, LLC, Nova Biofuels Trade Group, LLC, NBF Operations, LLC, Nova Biosource Technologies, LLC, and Biosource America, Inc. The Company and the Subsidiaries are managing their properties and operating their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court.  The Company and the Subsidiaries have received permission from the Bankruptcy Court on April 1, 2009 to use certain cash collateral on consent of WestLB and other relief enabling the Company and the Subsidiaries to continue to use their cash management system, to pay wage and wage equivalent claims, and to pay certain other claims and to implement other arrangements that will enable the Company and the Subsidiaries to manage their property and operate their businesses without disruption in Chapter 11 bankruptcy court.

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On March 30, 2009, the Company and the Subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, as described in Item 1.03 of this Current Report on Form 8-K.  The filing of the bankruptcy petitions constituted an event of default under the Company’s 10% Convertible Senior Secured Note due 2012 (the “Notes”).  The total principal amount of the Notes was approximately $55.0  million as of March 30, 2009.  As a result of such event of default, all of the $55.0 million of obligations under the Notes and the amount of $2.75 million remaining under the portion of the  Company’s letter of credit required to be held to satisfy the initial four interest payments on the Notes became automatically and immediately due and payable, subject to an automatic stay of any action to collect, assert, or recover a claim against the Company and the application of applicable bankruptcy law.

Additionally, as of March 31, 2009, an event of default occurred under the Credit Facility as a result of Nova Biofuels Seneca’s failure to pay the scheduled interest and principal payments in accordance with the terms of the Credit Facility and the Waiver, the filing of the bankruptcy petition and Nova Biofuel Seneca’s failure to comply with certain covenants in the Credit Facility.  As a result of the event of default, all commitments of the Lenders under the Credit Facility terminated and the outstanding principal amount of the outstanding loans and all other obligations under the Credit Facility became immediately due and payable.  The outstanding principal amount of the outstanding loans was approximately $41.0 million as of March 30, 2009.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On March 31, 2009, the Company received an informal notice from NYSE Amex LLC, formerly known as the American Stock Exchange (the “Exchange”), indicating that the Exchange had suspended trading of the Company’s securities and had determined to seek to remove the Company’s securities from listing on the Exchange as a result of the Company’s filing of a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code.  The Staff at the Exchange indicated that the Company will be receiving a formal notice of delisting proceedings shortly.  The Company does not intend to take any further action to appeal the Exchange’s decision, and therefore it is expected that the Company’s securities will be delisted after the completion of the Exchange’s application to the Securities and Exchange Commission.

ITEM 5.02 DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS

On March 27, 2009, the Company and the Subsidiaries appointed Brent King of Prairie Financial Advisors, LLC (“Prairie Advisors”) as Vice President/Chief Restructuring Officer of the Company and the Subsidiaries.  Mr. King will be responsible for the bankruptcy process and financial operations of the Company and the Subsidiaries.  Initially, Mr. King will receive compensation of $7,000 per week plus reasonable out of pocket expenses.  Mr. King and the Company agreed to negotiate in good faith an agreement for the payment of the success fee based on the results of the resolution of the bankruptcy.

Prior to joining the Company, Mr. King, age 47, served as Chief Restructuring Officer of Central Illinois Energy, an ethanol producer, from 2007 through 2008 and of The Kewanee Corporation during 2007.  He also served as Turnaround Manager of Ag-Gressor Manufacturing, an agricultural chemical company, from 1999 through 2005 and of Classic Coach Interiors from 2001 through 2002. Mr. King also served as a director of 4CSolutions, Inc. from 2005 through 2008.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is the news release issued by Nova Biosource Fuels, Inc.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Waiver.

10.2	Ninth Amendment to Credit Facility and First Amendment to Pledge and Security Agreement by and among Nova Biofuels Seneca and WestLB.

99.1	News release dated March 31, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Kenneth T. Hern
Kenneth T. Hern
Chairman, Chief Executive Officer and Chief Financial Officer

Date: April 1, 2009

EXHIBIT INDEX

10.1	Waiver.

10.2	Ninth Amendment to Credit Facility and First Amendment to Pledge and Security Agreement by and among Nova Biofuels Seneca and WestLB.

99.1	News release dated March 31, 2009.